                                                                  EXHIBIT 10.4

               HORIZON CELLULAR TELEPHONE COMPANY OF DAWSON, L.P.
                        101 LINDENWOOD DRIVE, SUITE 125
                               MALVERN, PA 19355


                                  March 22, 1996


Mr. Mark Rupp
Vice President, Planning
& Business Development
Bell Atlantic NYNEX Mobile, Inc.
180 Washington Valley Road
Bedminster, NJ


Dear Mark:

  As an inducement to Horizon Cellular Telephone Company of Dawson, L.P. ("Dawson") entering into and consummating the Asset Acquisition Agreement ("Acquisition Agreement") dated the date hereof between Dawson and Cellco Partnership, a Delaware general partnership ("BANM"), BANM has agreed to supply cellular telephones to Dawson and its assignees (collectively, "Horizon"), subject to the following:

  1. All capitalized terms not otherwise defined herein will have the meaning attributed to them in the Acquisition Agreement.

  2. Conditioned upon the Closing under the Acquisition Agreement, on or after the Closing Date, BANM will sell to Horizon cellular telephones which will have an agreed value ("Agreed Value"), in the aggregate, of $500,000. Horizon will purchase on a cash basis the cellular telephones in such quantities (in the aggregate not to be less than 15,000 units) and at such times as reasonably agreed by the parties. BANM will sell to Horizon those makes and models of cellular telephones as set forth on Exhibit "A". At Horizon's request, such cellular telephones will be branded with the "Cellular One" logo if reasonably available, otherwise with only the manufacturers' logo. If such makes and models are not reasonably available, BANM will sell to Horizon cellular telephones substantially similar in quality to those listed on Exhibit "A".

  3. For purposes of this letter agreement, Agreed Value shall equal the number of units purchased multiplied by the difference between the price set forth in Exhibit "A", as in effect at the time of such purchase, and the price that BANM agrees to sell such cellular telephones to Horizon. Exhibit "A" will be updated every 120 days by Horizon to reflect the documented cost to Horizon of such telephones from its usual source of supply.

  4. Each delivery of cellular telephones to Horizon by BANM will be accompanied by a statement listing the cumulative telephones sold pursuant to this letter agreement and the Agreed Value attributable to such sales.

  5. This Agreement will terminate upon written notice thereof at the earlier of one year after the Closing Date or at such time the Agreed Value for all cellular telephones sold to Horizon is equal to or greater than $500,000.

  6. BANM will, to the extent permitted, assign to Horizon all equipment manufacturer warranties received by BANM from such manufacturer with respect to the cellular telephones purchased by Horizon hereunder.

  This constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof. This letter agreement cannot be amended without the express written consent of the parties hereto.

  If this confirms BANM's understanding, please acknowledge its acceptance of the terms hereof by signing a copy of this letter agreement where designated below.

                                          Very truly yours,

                                          HORIZON CELLULAR TELEPHONE COMPANY
                                          OF DAWSON, L.P.

                                          By:  KCCGP, L.P., its general
                                               partner

                                          By:  Horizon G.P., Inc., its general
                                               partner


                                          By: /s/ BRUCE M. HERNANDEZ
                                             -----------------------------
                                             Bruce M. Hernandez, Vice President
                                             and Chief Financial Officer

Agreed to and accepted

on this 22nd

day of March, 1996 by:

CELLCO PARTNERSHIP

By: /s/ MARK RUPP
   -------------------------------
   Mark Rupp, Vice President-
   Planning & Business Development

                                        EXHIBIT "A"



                                             HORIZON MARCH 31, 1996
MODEL                                        INVOICE PRICE*
- -----                                        ----------------------

MOTOROLA
- --------

DPC 550                                      $  159
Tele Tac 200                                 $  139
Tote                                         $  149
Powerpac                                     $  169
Attache                                      $  199


NOKIA
- -----

P100                                         $  139
232                                          $  249
C-16                                         $   99
LXI2                                         $   99




* prices with accessories as indicated on invoice